 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1996

                                           REGISTRATION STATEMENT NO. 333-09345

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                  DEPUY, INC.

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                             35-1989795
        DELAWARE                     3845                 (I.R.S. EMPLOYER
                               (PRIMARY STANDARD       IDENTIFICATION NUMBER)
     (STATE OR OTHER              INDUSTRIAL
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)          700 ORTHOPAEDIC DRIVE
                     WARSAW, INDIANA 46581 (219) 267-8143
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                  DEPUY, INC.
                             700 ORTHOPAEDIC DRIVE
                             WARSAW, INDIANA 46581
                                (219) 267-8143
                       ATTENTION: STEVEN L. ARTUSI, ESQ.
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
        JEFFREY E. COHEN, ESQ.                FRANCIS J. MORISON, ESQ.
           COUDERT BROTHERS                     DAVIS POLK & WARDWELL
      1114 AVENUE OF THE AMERICAS               450 LEXINGTON AVENUE
       NEW YORK, NEW YORK 10036               NEW YORK, NEW YORK 10017
            (212) 626-4400                         (212) 450-4000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The other expenses attributable to the Offering are as follows:

   SEC registration fee............................................. $  105,736
   NASD filing fee.................................................. $   30,500
   NYSE listing fee................................................. $  452,100
   Blue Sky fees and expenses....................................... $   25,000
   Printing and engraving expenses.................................. $  291,000
   Legal fees and expenses.......................................... $  575,000
   Accounting fees and expenses..................................... $  500,000
   Miscellaneous.................................................... $  125,000
                                                                     ----------
     TOTAL.......................................................... $2,104,336
                                                                     ==========

All of such expenses are to be borne by the Company.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the DGCL authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  The Certificate of Incorporation provides that the Company will indemnify, to the full extent authorized or permitted by law, any person made, or threatened to be made, a party or witness to any action, suit or proceeding, whether civil or criminal or otherwise, by reason of the fact that he or she is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

  The Certificate of Incorporation also provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director other than for: (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorization of illegal dividends, or (iv) any transaction from which such director derived an improper personal benefit.

  The Company also has directors' and officers' insurance which covers its directors and executive officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The Company was incorporated on July 26, 1996. On July 26, 1996, the Company issued 100 shares of Common Stock, $.01 par value, to Corange U.S. Holdings, Inc., its immediate shareholder, for the aggregate sum of $100. On September 30, 1996, the Company Corange U.S. Holdings, Inc. merged with and into the Company, pursuant to which all shares of the Company's Common stock were cancelled and each share of Corange U.S. Holdings, Inc. was automatically converted at a ratio of 1:66,030.814 into shares of Common Stock of the Company.

  On September 5, 1996, the Company granted, effective as of the date of the Offering, 1,274,250 options to purchase shares of the Company's Common Stock to certain employees and sales representatives, the executive officers and the non-employee directors of the Company pursuant to the Company's employee benefit plans.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

    1.1  Form of Underwriting Agreement.*
    3.1  Certificate of Incorporation of the Company.*
    3.2  By-Laws of the Company.*
    5.1  Opinion of Coudert Brothers.*
   10.1  Employment Agreement, dated May 1, 1996, between Jim Lent and DePuy
         Inc.*
   10.2 Employment Agreement, dated July 13, 1992, between Michael J. Dormer and DePuy Inc.*
   10.3  Employment Agreement, dated May 1, 1996, between Michael J. Dormer and
         DePuy International Limited.*
   10.4 Employment Agreement, dated May 1, 1996, between R. Michael McCaffrey and DePuy Inc.*
   10.5 Employment Agreement, dated May 1, 1996, between William E. Tidmore and DePuy Inc.*
   10.6  Employment Agreement, dated May 1, 1996, between Robert E. Morel and
         DePuy Inc.*
   10.7  Employment Agreement, dated May 1, 1996, between Steve L. Artusi and
         DePuy Inc.*
   10.8 Employment Agreement, dated May 1, 1996, between Thomas J. Oberhausen and DePuy Inc.*
   10.9  Employment Agreement, dated May 1, 1996, between G. Taylor Seward and
         DePuy Inc.*
   10.10 DePuy, Inc. 1996 Equity Incentive Plan.*
   10.11 DePuy, Inc. Employee Stock Option/Purchase Plan.*
   10.12 Form of Tax Allocation and Indemnity Agreement between the Company,
         Boehringer Mannheim Corporation and Corange Limited.*
   10.13 Form of Registration Rights Agreement between Corange Limited, Corange
         International Limited, Corange International Holdings B.V.,
         Pharminvest S.A. and the Company.*
   10.14 Second License Agreement, dated July 24, 1979, by and between
         Biomedical Engineering Corp. and DePuy Division of Bio-Dynamics,
         Inc.* **
   10.15 Amendment to Second License Agreement, dated March 25, 1985, by and between Biomedical Engineering Trust and DePuy, Division of Boehringer
         Mannheim Corporation.* **
   10.16 Purchase Agreement, dated June 1, 1995, by and between Columbia/HCA
         Healthcare Corporation and DePuy Inc.* **
   10.17 Letter Agreement, dated July 3, 1995, by and between Columbia/HCA
         Healthcare Corporation and DePuy Inc.* **
   10.18 Purchase Agreement, dated August 15, 1995, by and between Columbia/HCA
         Healthcare Corporation and DePuy Inc.* **
   10.19 Purchase Agreement, dated June 15, 1995, by and between Columbia/HCA
         Healthcare Corporation and DePuy Inc.* **
   10.20 Joint Venture Agreement, dated February 4, 1993, by and among DePuy
         Inc., Biedermann Motech GmbH and Lutz Biedermann.* **

   10.21 Corange Limited Incentive and Performance Plan--Executive
         Remuneration.*
   10.22 DePuy, Inc. and DePuy International Limited Orthopaedic Extra-
         Compensation Opportunity.*
   10.23 Boehringer Mannheim U.S. Holdings, Inc. Supplemental Retirement Plan
         (Plan No. 1).*
   10.24 Boehringer Mannheim U.S. Holdings, Inc. Supplemental Retirement Plan
         (Plan No. 2).*
   10.25 Trust Deed, dated July 1, 1993, between DePuy International Limited and George Taylor Seward and Others.*
   10.26 Deed of Appointment and Retirement for the DePuy Executive Retirement
         Benefits Scheme, dated January 23, 1996, between DePuy International
         Limited and George Taylor Seward and Others.*
   10.27 DePuy Inc. 1996 Incentive Planning and Special Recognition Program.*
   10.28 Boehringer Mannheim U.S. Holdings, Inc. Excess Retirement Plan.*
   11.1  Statement regarding computation of per share earnings.*
   21.1  List of Subsidiaries of the Company.*
   23.1  Consent of Coudert Brothers (filed as Exhibit 5.1 hereto).*
   23.2  Consent of Price Waterhouse LLP.*
   24.1  Power of Attorney (contained on signature page).*
   27.1  Financial Data Schedule.*

--------
*Previously filed

**Confidential treatment requested for certain portions of the Exhibit.

  (b) Financial Statement Schedules
  Schedule II Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WARSAW, INDIANA, ON OCTOBER 30, 1996.

                                          Depuy, Inc.

                                                            *
                                          By: _________________________________
                                                       JAMES A. LENT
                                               CHAIRMAN AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE


                  *                    Chairman and Chief
-------------------------------------   Executive Officer        October 30,
            JAMES A. LENT                                         1996

                  *                    Senior Vice
-------------------------------------   President and Chief      October 30,
        THOMAS J. OBERHAUSEN            Financial and             1996
                                        Accounting Officer

                  *                    Director
-------------------------------------                            October 30,
         RICHARD C. BOLESKY                                       1996

                                       Director                         , 1996
-------------------------------------
        RICHARD A. GILLELAND

                  *                    Director
-------------------------------------                            October 30,
           GERALD C. HANES                                        1996

                  *                    Director
-------------------------------------                            October 30,
           M.L. LOWENKRON                                         1996

              SIGNATURE                         TITLE                DATE


                  *                     Director
-------------------------------------                            October 30,
          ROBERT VOLZ, M.D.                                       1996

                  *                     Director
-------------------------------------                            October 30,
          ANTHONY WILLIAMS                                        1996

           Steven L. Artusi
*By _________________________________

                                 EXHIBIT INDEX

 EXHIBIT                                                                   PAGE
   NO.                             DESCRIPTION                             NO.
 -------                           -----------                             ----
  1.1    Form of Underwriting Agreement.*
  3.1    Certificate of Incorporation of the Company.*
  3.2    By-Laws of the Company.*
  5.1    Opinion of Coudert Brothers.*
 10.1    Employment Agreement, dated May 1, 1996, between Jim Lent and
         DePuy Inc.*
 10.2    Employment Agreement, dated July 13, 1992, between Michael J.
         Dormer and DePuy Inc.*
 10.3    Employment Agreement, dated May 1, 1996, between Michael J.
         Dormer and DePuy International Limited.*
 10.4    Employment Agreement, dated May 1, 1996, between R. Michael
         McCaffrey and DePuy Inc.*
 10.5    Employment Agreement, dated May 1, 1996, between William E.
         Tidmore and DePuy Inc.*
 10.6    Employment Agreement, dated May 1, 1996, between Robert E.
         Morel and DePuy Inc.*
 10.7    Employment Agreement, dated May 1, 1996, between Steve L.
         Artusi and DePuy Inc.*
 10.8    Employment Agreement, dated May 1, 1996, between Thomas J.
         Oberhausen and DePuy Inc.*
 10.9    Employment Agreement, dated May 1, 1996, between G. Taylor
         Seward and DePuy Inc.*
 10.10   DePuy, Inc. 1996 Equity Incentive Plan.*
 10.11   DePuy, Inc. Employee Stock Option/Purchase Plan.*
 10.12   Form of Tax Allocation and Indemnity Agreement between the
         Company, Boehringer Mannheim Corporation and Corange Limited.*
 10.13   Form of Registration Rights Agreement between Corange Limited,
         Corange International Limited, Corange International Holdings
         B.V., Pharminvest S.A., and the Company.*
 10.14   Second License Agreement, dated July 24, 1979, by and between
         Biomedical Engineering Corp. and DePuy Division of Bio-
         Dynamics, Inc.* **
 10.15   Amendment to Second License Agreement, dated March 25, 1985, by and between Biomedical Engineering Trust and DePuy, Division of
         Boehringer Mannheim Corporation.* **
 10.16   Purchase Agreement, dated June 1, 1995, by and between
         Columbia/HCA Healthcare Corporation and DePuy Inc.* **
 10.17   Letter Agreement, dated July 3, 1995, by and between
         Columbia/HCA Healthcare Corporation and DePuy Inc.* **
 10.18   Purchase Agreement, dated August 15, 1995, by and between
         Columbia/HCA Healthcare Corporation and DePuy Inc.* **
 10.19   Purchase Agreement, dated June 15, 1995, by and between
         Columbia/HCA Healthcare Corporation and DePuy Inc.* **
 10.20   Joint Venture Agreement, dated February 4, 1993, by and among
         DePuy Inc., Biedermann Motech GmbH and Lutz Biedermann.* **
 10.21   Corange Limited Incentive and Performance Plan--Executive
         Remuneration.*
 10.22   DePuy, Inc. and DePuy International Limited Orthopaedic Extra-
         Compensation Opportunity.*
 10.23   Boehringer Mannheim U.S. Holdings, Inc. Supplemental Retirement
         Plan (Plan No. 1).*
 10.24   Boehringer Mannheim U.S. Holdings, Inc. Supplemental Retirement
         Plan (Plan No. 2).*
 10.25   Trust Deed, dated July 1, 1993, between DePuy International
         Limited and George Taylor Seward and Others.*
 10.26   Deed of Appointment and Retirement for the DePuy Executive
         Retirement Benefits Scheme, dated January 23, 1996, between
         DePuy International Limited and George Taylor Seward and
         Others.*
 10.27   DePuy Inc. 1996 Incentive Planning and Special Recognition
         Program.*
 10.28   Boehringer Mannheim U.S. Holdings, Inc. Excess Retirement
         Plan.*
 11.1    Statement regarding computation of per share earnings.*
 21.1    List of Subsidiaries of the Company.*
 23.1    Consent of Coudert Brothers (filed as Exhibit 5.1 hereto).*
 23.2    Consent of Price Waterhouse LLP.*
 24.1    Power of Attorney (contained on signature page).*
 27.1    Financial Data Schedule.*

--------
*Previously filed

**Confidential treatment requested for certain portions of the Exhibit.